Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-225230) and related Prospectus of Immunic, Inc. of our report dated June 20, 2019, relating to the consolidated financial statements of Immunic AG, which  appears in Form 8-K/A for the year ended December 31, 2018, and to the reference to our Firm under the caption "Experts."

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

July 17, 2019